UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

Youbet.com, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007, Scott Solomon, General Counsel and Secretary of Youbet.com, gave notice to the company of his resignation from both his positions, to be effective as soon as reasonably practicable pending the completion of certain legal matters.

On April 17, 2007, the Board of Directors of the company appointed Gary W. Sproule, Youbet’s Chief Financial Officer, as Secretary.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2007, the Board of Directors of Youbet.com, Inc. approved certain amendments to Youbet’s Amended and Restated Bylaws. These amendments are summarized below:

•	Section 24(a) of the bylaws was deleted, thereby removing the requirement that the Board of Directors hold an annual meeting immediately before or after each annual meeting of stockholders.

•	Section 24(b) of the bylaws was amended to provide that the Chairman of the Board, the President or any two directors can designate where regular meetings of the Board of Directors are held.

•	Section 24(d) of the bylaws was amended to allow notice of meetings of the Board of Directors to be made by electronic transmission. Conforming changes were also made to Sections 47(b) and 47(d).

•	Section 30 of the bylaws was amended to eliminate the requirement that the Board of Directors appoint vice presidents and certain other officers of the corporation. However, the amendments do allow the Board to appoint officers as it may determine from time to time, which could include vice presidents. Accordingly, Section 31(d) describing the duties of vice presidents was eliminated. The bylaws were also revised to clarify that officers hold their position as designated by the Board of Directors and until their successor is chosen or until death, resignation or removal.

•	Section 37 of the bylaws was amended to clarify that shares can be issued in book-entry form.

•	Section 46 was amended to require indemnification for all officers of the corporation, not just the executive officers. Section 46 was also amended to delete provisions of this section that required the Board to make a determination that an officer seeking advancement of expenses did not act in bad faith or in a manner opposed to the corporation before Youbet could advance expenses to the officer.

•	Section 48 was amended to correct an ambiguity by deleting the words “be only” from the phrase “may be only be altered by the affirmative vote of at least sixty-six and two-thirds percent of the voting power of all of the then-outstanding shares of Voting Stock” in the first sentence.

•	Section 49 of the bylaws was amended to give the President the right to appoint vice presidents, various assistant officers, heads of business units and other positions within the corporation.

The Board of Directors also approved certain other ministerial and administrative changes to the bylaws, primarily to conform to the changes described above. The above summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the company’s Amended and Restated Bylaws that is being filed with this report as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

3.1	Amended and Restated Bylaws, as amended, of Youbet.com, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.

Date: April 20, 2007

By: /s/ Gary W. Sproule
Gary W. Sproule
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws, as amended, of Youbet.com, Inc.